Exhibit 99.1

For Immediate Release	Contact: Anne-Marie Hess
Date: February 25, 2009	Phone: (609) 951-6842
E-mail: ahess@pharmanet.com

PHARMANET DEVELOPMENT GROUP REPORTS FOURTH QUARTER AND

FULL YEAR 2008 PRELIMINARY FINANCIAL RESULTS

Princeton, NJ – February 25, 2009 – PharmaNet Development Group, Inc. (the “Company”) (NASDAQ: PDGI), a leading provider of clinical development services, today reported preliminary net income for the fourth quarter ended December 31, 2008, of $1.6 million, or $0.08 per diluted share, compared to net income from continuing operations of $3.8 million, or $0.20 per diluted share, in the fourth quarter 2007.

All financial data provided in this press release is subject to recording a fourth quarter non-cash impairment charge related to goodwill and indefinite-lived assets which is the result of the decline in the Company’s market capitalization during the fourth quarter 2008. The Company is working with its valuation consultant and is in the process of completing its annual goodwill, indefinite-lived and long-lived asset impairment assessments, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

The anticipated fourth quarter 2008 impairment charge is not indicative of the Company’s performance or its ability to continue to run its operations, and will not have any impact on the Company’s future cash flows from operating activities. Until the final determination is made, the financial information contained in this press release, without taking into account the fourth quarter 2008 non-cash impairment charge, is not presented in accordance with US generally accepted accounting principles (GAAP). We will disclose the amount of the fourth quarter 2008 impairment charge and any related tax impact once we have completed the assessment process and file our annual report on Form 10-K with the Securities and Exchange Commission (the “SEC”)on or before March 16, 2009.

Direct revenue in the fourth quarter 2008, decreased 7.9 percent to $85.0 million, compared to $92.3 million in the fourth quarter 2007, due primarily to lower early stage revenue partially offset by higher late stage revenue. Foreign currency exchange translation unfavorably impacted direct revenue in the fourth quarter 2008 by approximately $4.8 million primarily due to the strengthening of the US dollar relative to the Euro, Swiss Franc and Canadian Dollar.

Operating margin was 3.6 percent in the fourth quarter 2008, compared to 3.2 percent in the fourth quarter 2007. Foreign currency exchange translation favorably impacted operating margin by approximately $2.3 million in the fourth quarter 2008.

Direct revenue for the full year 2008, decreased 1.3 percent to $357.7 million, compared to $362.5 million in 2007, due primarily to lower late stage revenue partially offset by higher early stage revenue. Foreign currency exchange translation unfavorably impacted direct revenue by approximately $6.3 million during 2008. Approximately 39.4 percent of direct revenue was generated in the US and 60.6 percent in Canada, Europe and Asia.

Operating margin for the full year 2008, was negative 57.7 percent compared to 5.9 percent in 2007, primarily due to the previously disclosed $210.6 million non-cash impairment charge related to goodwill and indefinite-lived assets recorded in the third quarter 2008, which resulted from the decline in the Company’s market capitalization. Foreign currency exchange translation favorably impacted operating margin by approximately $3.7 million during 2008.

Cash and cash equivalents were $63.8 million at December 31, 2008, compared to $63.3 million at September 30, 2008 and $77.5 million at December 31, 2007. Net cash provided by operating activities was $2.6 million in the fourth quarter 2008, compared to net cash provided by operating activities from continuing operations of $15.7 million in the fourth quarter 2007. Net cash used in operating activities was $10.4 million during 2008, compared to net cash provided by operating activities from continuing operations of $44.5 million during 2007.

The Company’s backlog was $507.7 million at December 31, 2008, compared to $521.6 million at September 30, 2008, and $457.4 million at December 31, 2007. The Company’s quarter-to-date book-to-bill ratio was 0.8x at December 31, 2008, compared to a book-to-bill ratio of 0.4x at September 30, 2008. The year-to-date book-to-bill ratio at December 31, 2008 was 1.1x.

Early stage segment

For the early stage segment, direct revenue decreased 21.9 percent to $31.0 million in the fourth quarter 2008, compared to $39.8 million in the fourth quarter 2007, primarily due to lower volume and pricing in the laboratories and the clinics. Foreign currency exchange translation unfavorably impacted early stage direct revenue by approximately $5.3 million in the fourth quarter 2008. Early stage segment operating margin decreased to 3.3 percent in the fourth quarter 2008, compared to 12.0 percent in the fourth quarter 2007, primarily due to lower volume throughput.

Backlog for the early stage segment was $54.1 million at December 31, 2008, compared to $55.3 million at September 30, 2008. New business authorizations were $38.6 million, cancellations were $3.5 million and the impact of foreign currency exchange on backlog was unfavorable by approximately $5.3 million in the fourth quarter 2008, compared to the prior quarter. Early stage quarter-to-date book-to-bill ratio was 1.0x at December 31, 2008, compared to a book-to-bill ratio of 0.5x at September 30, 2008. The early stage year-to-date book-to-bill ratio was 0.9x at December 31, 2008.

Late stage segment

For the late stage segment, direct revenue increased 2.7 percent to $53.9 million in the fourth quarter 2008, compared to $52.5 million in the fourth quarter 2007. Foreign currency exchange translation favorably impacted late stage direct revenue by approximately $0.6 million in the fourth quarter 2008.

Late stage segment operating margin was 18.7 percent in the fourth quarter 2008, compared to 11.5 percent in the fourth quarter 2007. Foreign currency exchange translation favorably impacted late stage operating margin by approximately by $2.3 million in the fourth quarter 2008.

Backlog for the late stage segment was $453.6 million, compared to $466.3 million at September 30, 2008. New business authorizations were $58.9 million, cancellations were $11.9 million and the impact of foreign currency exchange on backlog was unfavorable by approximately $5.8 million in the fourth quarter 2008, compared to the prior quarter. Late stage quarter-to-date book-to-bill ratio was 0.8x at December 31, 2008, compared to a book-to-bill ratio of 0.2x at September 30, 2008. Late stage year-to-date book-to-bill ratio was 1.3x at December 31, 2008.

Corporate financial summary

Corporate selling, general and administrative expenses were $8.1 million in the fourth quarter 2008, compared to $7.9 million in the fourth quarter 2007, primarily due to $1.8 million of increased  professional fees for the strategic alternative process related to the exchange offer in the fourth quarter of 2008.

Fourth quarter 2008 non-cash share-based compensation expense was $0.2 million and other non-cash compensation was $1.7 million, compared to $0.2 million and $1.3 million, respectively, in the fourth quarter 2007.

Capital expenditures decreased to $0.5 million in the fourth quarter 2008 compared to $3.5 million in the fourth quarter 2007 primarily due to the timing of expenditures for capital projects. Depreciation expense was $3.5 million and amortization expense related to intangible assets was $0.7 million in the fourth quarter 2008, compared to depreciation expense of $3.7 million and amortization expense of $0.7 million in the fourth quarter 2007.

Net days sales outstanding were 47 days at December 31, 2008, compared to 46 days at September 30, 2008.

The Company recorded a tax benefit of $0.1 million in the fourth quarter 2008, compared to a tax benefit of $1.1 million in the fourth quarter 2007.

About PharmaNet Development Group, Inc.

PharmaNet Development Group, Inc., (“PharmaNet”) a global drug development services company, provides a comprehensive range of services to the pharmaceutical, biotechnology, generic drug, and medical device industries. The Company offers clinical-development solutions including early and late stage consulting services, Phase I clinical studies and bioanalytical analyses, and Phase II, III and IV clinical development programs. With approximately 2,400 employees and 42 facilities throughout the world, PharmaNet is a recognized leader in outsourced clinical development.

PharmaNet has announced that it has entered into an Agreement and Plan of Merger, dated as of February 3, 2009, with affiliates of JLL Partners, Inc., pursuant to which such affiliates of JLL Partners, Inc. have commenced a tender offer to purchase all of the outstanding shares of PharmaNet. For more information, please visit our website at www.pharmanet.com.

Important Information About the Tender Offer

This announcement and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of PharmaNet.  PDGI Acquisition Corp., a Delaware corporation (“Purchaser”), JLL PharmaNet Holdings, LLC, a Delaware limited liability company and Purchaser’s sole stockholder, JLL Partners Fund V, L.P., a Delaware limited partnership, and JLL Partners Fund VI, L.P., a Delaware limited partnership have filed with the SEC a tender offer statement on Schedule TO, as amended, containing an offer to purchase, forms of letters of transmittal and other documents relating to the offer.  PharmaNet has filed with the SEC a solicitation/recommendation statement on Schedule 14D-9, as amended, with respect to the offer. If required, PharmaNet will file a proxy statement or information statement with the SEC in connection with the merger, the second step of the transaction, at a later date. Such documents, if available, were mailed to stockholders of record and were also distributed to beneficial owners of common stock of PharmaNet. The solicitation of offers to buy common stock of PharmaNet is only being made pursuant to the offer to purchase, the letter of transmittal and related documents. Stockholders are advised to read the offer to purchase and the letter of transmittal, the solicitation/recommendation statement, the proxy statement, the information statement and all related documents if and when available, as they contain or will contain important information about the tender offer and proposed merger.  In addition, copies of the solicitation/recommendation statement, the proxy statement and other filings containing information about PharmaNet Development Group, Inc., the tender offer and the merger may be obtained, if and when available, without charge, from the SEC’s website at www.sec.gov or by contacting the Information Agent for the offer, Innisfree M&A Incorporated, the Information Agent, toll-free at (888) 750-5834.

Forward-Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) and are subject to a variety of risks and uncertainties. Additionally, words such as “seek,” “intend,” “believe,” “plan,” “estimate,” “expect,” “anticipate” and other similar expressions are forward-looking statements within the meaning of the Act. Such forward-looking statements include PharmaNet Development Group, Inc.’s decision to enter into an agreement to be acquired by JLL, the ability of PharmaNet Development Group, Inc. and JLL to complete the transaction contemplated by the merger agreement, including the parties’ ability to satisfy the conditions set forth in the merger agreement, and the possibility of any termination of the merger agreement. The forward-looking statements contained in this press release are based on our current expectations, and those made at other times will be based on our expectations when the statements are made. Some or all of the results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include, but are not limited to, the expected timetable for completing the proposed transaction, the risk and uncertainty in connection with a strategic alternative process, not the impact of our indebtedness on our financial condition or results of operations and the terms of our outstanding indebtedness limiting our activities, the impact of the investigation by the SEC, our limited insurance coverage in connection with the settled securities class action lawsuit, limited additional coverage for the recently settled derivative actions and associated future legal fees, the potential liability related to the recently filed securities class action lawsuit, the impact of ongoing tax audits, our ability to generate new client contracts and maintain our existing clients’ contracts, our evaluation of our backlog and the potential cancellation of contracts, the possibility we under-price our contracts or overrun cost estimates and the effect on our financial results by failure to receive approval for change orders and by delays in documenting change orders, our ability to implement our business strategy, international economic, political and other risks that could negatively affect our results of operations or financial position, changes in outsourcing trends and regulatory requirements affecting the branded pharmaceutical, biotechnology, generic drug and medical device industries, the reduction of expenditures by branded pharmaceutical, biotechnology, generic drug or medical device companies, actions or inspections by regulatory authorities and the impact on our clients’ decisions to not award future contracts to us or to cancel existing contracts, the impact of healthcare reform, the fact that one or a limited number of clients may account for a large percentage of our revenues, the incurrence of significant taxes to repatriate funds, the fluctuation of our operating results from period to period, our assessment of our goodwill valuation, the impact of foreign currency fluctuations, tax law changes in Canada or in other foreign jurisdictions, investigations by governmental authorities regarding our inter-company transfer pricing policies or changes to their laws in a manner that could increase our effective tax rate or otherwise harm our business, our lack of the resources needed to compete effectively with larger competitors, our ability to continue to develop new assay methods for our analytical applications, or if our current assay methods are incorrect, our ability to compete with other entities offering bioanalytical laboratory services, our potential liability when conducting clinical trials, our handling and disposal of medical wastes, failure to comply with applicable governmental regulations, the loss of services of our key personnel and our ability to attract qualified staff, the continued effectiveness and availability of our information technology infrastructure, losses related to our self-insurance of our employees’ healthcare costs in the United States, our ability to attract suitable investigators and volunteers for our clinical trials, the material weaknesses relating to our internal controls, and risks and uncertainties associated with discontinued operations.

Further information can be found in the Company’s risk factors contained in its Annual Report on Form 10-K for the year ended December 31, 2007, and most recent filings. The Company does not undertake to update the disclosures made herein, and you are urged to read our filings with the SEC.

PharmaNet Development Group, Inc. and Subsidiaries

Statements of Operations

For the Three Months Ended December 31, 2008 and 2007

In thousands, except per share data

	2008	% of Direct Revenue	2007	% of Direct Revenue
	(Preliminary)
NET REVENUE:
Direct revenue	$84,964	100.0%	$92,285	100.0%
Reimbursed out-of-pocket expenses	29,888	35.2%	36,835	39.9%
TOTAL NET REVENUE	114,852	135.2%	129,120	139.9%
COSTS AND EXPENSES:
Direct costs	52,527	61.8%	55,920	60.6%
Reimbursable out-of-pocket expenses	29,888	35.2%	36,835	39.9%
Selling, general and administrative expenses	29,378	34.6%	33,442	36.2%
TOTAL COSTS AND EXPENSES	111,793	131.6%	126,197	136.7%
EARNINGS FROM CONTINUING OPERATIONS	3,059	3.6%	2,923	3.2%
OTHER INCOME (EXPENSE):
Interest income	198	0.2%	593	0.6%
Interest expense	(1,486)	(1.7%)	(1,385)	(1.5%)
Foreign currency exchange transaction (loss) gain, net	(259)	(0.3%)	1,202	1.3%
Other income (expense)	127	0.1%	(294)	(0.3%)
TOTAL OTHER INCOME (EXPENSE), NET	(1,420)	(1.7%)	116	0.1%
EARNINGS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	1,639	1.9%	3,039	3.3%
Income tax benefit	(138)	(0.2%)	(1,126)	(1.2%)
EARNINGS FROM CONTINUING OPERATIONS
BEFORE MINORITY INTEREST IN JOINT VENTURE	1,777	2.1%	4,165	4.5%
Minority interest in joint venture	142	0.2%	364	0.4%
NET EARNINGS FROM CONTINUING OPERATIONS	1,635	1.9%	3,801	4.1%
Earnings from discontinued operations, net of tax	––	––	209	0.2%
NET EARNINGS	$1,635	1.9%	$4,010	4.3%

BASIC EARNINGS PER SHARE:
Continuing operations	$0.08		$0.20
Discontinued operations	$––		$0.01
Net earnings	$0.08		$0.21
DILUTED EARNINGS PER SHARE:
Continuing operations	$0.08		$0.20
Discontinued operations	$––		$0.01
Net earnings	$0.08		$0.21
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	19,520		18,926
Diluted	19,570		19,222

PharmaNet Development Group, Inc. and Subsidiaries

Statements of Operations

For the Twelve Months Ended December 31, 2008 and 2007

In thousands, except per share data

	2008	% of Direct Revenue	2007	% of Direct Revenue
	(Preliminary)
NET REVENUE:
Direct revenue	$357,746	100.0%	$362,471	100.0%
Reimbursed out-of-pocket expenses	93,707	26.2%	107,786	29.7%
TOTAL NET REVENUE	451,453	126.2%	470,257	129.7%
COSTS AND EXPENSES:		––
Direct costs	231,488	64.7%	216,173	59.6%
Reimbursable out-of-pocket expenses	93,707	26.2%	107,786	29.7%
Selling, general and administrative expenses	121,884	34.1%	114,411	31.6%
Impairment of goodwill and indefinite-lived assets	210,649	58.9%	––	––
Provision for settlement of litigation	––	––	10,400	2.9%
TOTAL COSTS AND EXPENSES	657,728	183.9%	448,770	123.8%
(LOSS) EARNINGS FROM CONTINUING OPERATIONS	(206,275)	(57.7%)	21,487	5.9%
OTHER INCOME (EXPENSE):
Interest income	1,494	0.4%	2,128	0.6%
Interest expense	(6,069)	(1.7%)	(6,332)	(1.7%)
Foreign currency exchange transaction loss, net	(848)	(0.2%)	(2,138)	(0.6%)
Other income	277	0.1%	178	0.0%
TOTAL OTHER EXPENSE, NET	(5,146)	(1.4%)	(6,164)	(1.7%)
(LOSS) EARNINGS FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES	(211,421)	(59.1%)	15,323	4.2%
Income tax expense	2,233	0.6%	2,340	0.6%
(LOSS) EARNINGS FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST IN JOINT VENTURE	(213,654)	(59.7%)	12,983	3.6%
Minority interest in joint venture	1,728	0.5%	905	0.2%
NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS	(215,382)	(60.2%)	12,078	3.3%
Earnings from discontinued operations, net of tax	––	––	838	0.2%
NET (LOSS) EARNINGS	$(215,382)	(60.2%)	$12,916	3.6%

BASIC (LOSS) EARNINGS PER SHARE:
Continuing operations	$(11.11)		$0.64
Discontinued operations	$––		$0.05
Net (loss) earnings	$(11.11)		$0.69
DILUTED (LOSS) EARNINGS PER SHARE:
Continuing operations	$(11.11)		$0.63
Discontinued operations	$––		$0.05
Net (loss) earnings	$(11.11)		$0.68
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	19,380		18,790
Diluted	19,380		19,048

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES

Summary of Operations of Early and Late Stage Development Segments - Preliminary

For the Three and Twelve Months Ended December 31, 2008 and 2007

In thousands

	Three Months Ended			Twelve Months Ended
EARLY STAGE DEVELOPMENT	2008	2007	% variation	2008	2007	% variation

Direct revenue	$31,039	$39,758	(21.9%)	$154,298	$137,818	12.0%

Operating earnings	1,036	4,769	(78.3%)	16,343	22,260	(26.6%)

Operating margin	3.3%	12.0%		10.6%	16.2%

LATE STAGE DEVELOPMENT	2008	2007	% variation	2008	2007	% variation

Direct revenue	$53,925	$52,527	2.7%	$203,448	$224,653	(9.4%)

Operating earnings (loss)	10,088	6,059	66.5%	(198,094)	34,092	(681.1%)

Operating margin	18.7%	11.5%		(97.4%)	15.2%

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2008 and 2007

In thousands, except per share data

	2008	2007
	(Preliminary)
ASSETS
Current assets:
Cash and cash equivalents	$63,812	$77,548
Investment in marketable securities	––	2,650
Accounts receivable, net	125,357	132,550
Income taxes receivable	4,391	1,855
Deferred income taxes	201	298
Prepaid expenses	9,537	6,589
Other current assets	6,687	5,274
Assets from discontinued operations	––	5,199
Total current assets	209,985	231,963
Property and equipment, net	56,338	67,506
Goodwill	62,614	266,973
Other intangible assets, net	17,477	26,442
Deferred income taxes	11,080	14,111
Other assets, net	4,906	7,840
Total assets	$362,400	$614,835
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,070	$13,843
Accrued liabilities	33,013	47,978
Client advances, current portion	60,551	79,312
Income taxes payable	2,656	––
Capital lease obligations and notes payable, current portion	2,589	3,562
2.25% Convertible senior notes payable	143,750	––
Deferred income taxes	28	31
Other current liabilities	––	154
Liabilities from discontinued operations	––	1,770
Total current liabilities	251,657	146,650
Client advances	5,966	2,602
Deferred income taxes	6,984	8,518
Capital lease obligations and notes payable	2,868	5,634
2.25% Convertible senior notes payable	––	143,750
Other non-current liabilities	17,246	15,590
Minority interest in joint venture	1,581	2,722
Commitments and contingencies
Temporary equity:
Sale of unregistered common stock, subject to rescission	1,092	2,058
Stockholders’ equity:
Preferred stock. $0.10 par value, 5,000 shares authorized, none issued	––	––
Common stock, $0.001 par value, 40,000 shares authorized, 19,585 shares and 19,017 shares issued and outstanding in 2008 and 2007, respectively	20	19
Additional paid-in capital	259,019	244,017
Retained earnings	(192,766)	22,616
Accumulated other comprehensive income	8,733	20,659
Total stockholders’ equity	$75,006	$287,311
Total liabilities and stockholders’ equity	$362,400	$614,835

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2008 and 2007

In thousands

	2008	2007
	(Preliminary)
Cash flows from operating activities:
Net (loss) earnings	$(215,382)	$12,916
Earnings from discontinued operations	––	(838)
Adjustments to reconcile net (loss) earnings to net cash (used in)
provided by operating activities:
Depreciation and amortization	17,461	15,477
Amortization of deferred debt issuance costs	1,732	1,578
Impairment of goodwill and indefinite-lived assets	210,649	––
Provision for settlement of litigation	––	10,400
Loss on disposal of property and equipment	401	381
Minority interest	(1,115)	905
Provision for doubtful accounts	1,977	587
Share-based compensation expense	6,095	5,119
Changes in assets and liabilities:
Accounts receivable	3,358	(15,927)
Income taxes receivable	(1,676)	(1,141)
Prepaid expenses and other current assets	(6,148)	(1,085)
Other assets	338	(749)
Accounts payable	(7,783)	(3,555)
Accrued liabilities	(9,627)	9,986
Client advances	(15,279)	9,812
Income taxes payable	2,628	––
Other current liabilities	(154)	154
Deferred income taxes	(1,334)	(2,453)
Other non-current liabilities	3,498	2,963
Total adjustments	205,021	32,452
Net cash (used in) provided by operating activities - continuing operations	(10,361)	44,530
Net cash used in operating activities - discontinued operations	––	(792)
Net cash (used in) provided by operating activities	(10,361)	43,738
Cash flows from investing activities:
Purchase of property and equipment	(6,775)	(15,014)
Proceeds from the disposal of property and equipment	3	28
Purchase of intangible assets	(105)	––
Net change in investment in marketable securities	2,650	7,378
Net cash used in investing activities - continuing operations	(4,227)	(7,608)
Net cash provided by investing activities - discontinued operations	––	1,182
Net cash used in investing activities	(4,227)	(6,426)
Cash flows from financing activities:
Borrowings on line of credit	––	10,000
Payments on line of credit	––	(19,400)
Payments on capital lease obligations and notes payable	(2,621)	(4,063)
Net proceeds from stock issued under option plans, ESPP and restricted stock awards	2,849	2,358
Proceeds from sale of unregistered common stock, subject to rescission	1,092	2,058
Net cash provided by (used in) financing activities	1,320	(9,047)
Net effect of exchange rate changes on cash and cash equivalents	(468)	3,952
Net (decrease) increase in cash and cash equivalents	(13,736)	32,217
Cash and cash equivalents at beginning of period	77,548	45,331
Cash and cash equivalents at end of period	$63,812	$77,548

###